Factor VIIa-CTP, a Novel Long-Acting Coagulation Factor, Displays a Prolonged Hemostatic Effect and Augmented Pharmacokinetics and Pharmacodynamic Following IV and SC Administration in Hemophilic Animal Models

PROLOR BIOTECH
Protein.Longevity.Redefined

Gili Hart[1] , Ahuva Bar-Ilan[1], Oren Hershkovitz[1] and Eyal Fima[1]
1. PROLOR - Biotech, Nes- Ziona Israel

Introduction: Prolor Biotech Inc. is a clinical stage public company developing biobetter long acting versions of existing therapeutic proteins utilizing a technology called CTP. The technology involves fusion of the C terminus peptide of hCG to one or both ends of the target protein. The technology was clinically validated and proven as a safe and efficient way for increasing the half-life of several therapeutic proteins while maintaining their biological activity.

CTP – A Natural Peptide Created During Evolution to Enhance Longevity of the hCG Hormone


Any Short-Lasting Protein
CTP
Long-Lasting Protein

Conclusions:

Pharmacokinetics Advantages:

- ✓Enhanced Recovery (2X)
- ✓Superior half life (5x)
- ✓Improved exposure (AUC 4x)
- ✓Comparable in –vitro clotting activity , TG and TEG as NS
- ✓Improved in –vivo Thrombin Generation
- ✓ Improved bioavailability (2-2.5x) following SC administration
- ✓ Improved exposure following SC administration
- ✓ Higher Cmaxadministration

Long term hemostatic effect following TVT following IV and SC administration compared to NovoSeven®

Factor VIIa-CTP Shows Superior Recovery, Efficacy and Longevity in FVIII-/- Mice Following IV Administration

Factor VIIa-CTP PK


NovoSeven
FVIIa-CTP
FVIIa (MU/ul)
Time (HR)

FVIIa –CTP PK Parameters (IV)

PK Parameters	NovoSeven	FVIIa-CTP
Half-life (hr)	0.97	5.4
AUC (U*hr/ml)	103.0	412.2
CL/Kg (ml/hr/Kg)	387	110
MRT (hr)	1.2	2.9
IVR (%)	30	64.6

Factor VIIa-CTP Improves In Vivo Thrombin Generation Performance

Amount of Thrombin per time point


K IIa (nM IIa/peak)
NS
FVIIa-CTP
Time after injection (hr)

KIIa: Max amount /Time to peak


Thrombin (nM IIa)
NS
FVIIa-CTP
Time after injection (hr)

FVIIa-CTP Has a Profound Effect on Survival Following TVT

FVIII -/- mice were administered IV with ~**1.6e4U** of NS or FVII-CTP (10 mice).
15 min,&24 hr post dosing the tail vein was cut. Animals survival and clinical condition were evaluated for 24 hours.


Injection
24 hrs Survival and Clinical Observation
TVT 15 min/ 24 hr Post dosing
Overall % Survival

TVT in FVIII-/- Mice


90%
40%
% Survival after TVT
15 min
24 hr
Vehicle
Novoseven
FVIIa-CTP

Factor VIIa-CTP Shows Superior Bioavailability, Efficacy and Longevity in FVIII-/- Mice Following SC Administration


NS SC
FVIIa-CTP
Activity (mU/ml)
Time (hr)


Injection
12 hrs Survival and Clinical Observation
TVT 12hr Post dosing
Overall % Survival

PK Parameters	NovoSeven	FVIIa-CTP
Cmax	6949	11842.3
Bioavailability (%)	17.9	42


TVT Survival Following SC in FVIII-/- MICE
55%
11%
%Survival
NovoSeven
FVIIa-CTP

FVIIa -CTP


Reduced
Non – Reduced

Manufacturing

- ✓ Robust Manufacturing process
- ✓ Process parameters comparable to NovoSeven
- ✓ High concentration Liquid formulation
- ✓ Non -Viscous